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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86053) pertaining to the Orthodontic Centers of America, Inc. 401(k) Profit Sharing Plan of our report dated June 25, 2003, with respect to the financial statements and schedules of the Orthodontic Centers of America, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                            /s/ Ernst & Young LLP

New Orleans, Louisiana
June 25, 2003